                                                                    EXHIBIT 99.4



                                 SYNOPSYS, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT

                          GAMBIT AUTOMATED DESIGN, INC.

                             1990 STOCK OPTION PLAN


OPTIONEE:  [[Employee]]

               STOCK OPTION ASSUMPTION AGREEMENT effective as of the 23rd day of March, 1999 by Synopsys, Inc., a Delaware corporation ("Synopsys").

               WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Gambit Automated Design, Inc., a California corporation ("Gambit"), which were granted to Optionee under the Gambit Automated Design, Inc. 1990 Stock Option Plan (the "Plan") and are evidenced by a Stock Option Grant Agreement (the "Option Agreement") between Gambit and Optionee.

               WHEREAS, Gambit has been acquired by Synopsys through the purchase by Synopsys of all of the issued and outstanding shares of capital stock of Gambit (the "Acquisition") pursuant to the Securities Purchase Agreement, dated as of February 17, 1999 (as amended), by and between Synopsys, Gambit, certain Gambit Securityholders, the Gambit Securityholder
Representatives and the Gambit Noteholder Representative (the "Purchase Agreement").

               WHEREAS, the provisions of the Purchase Agreement require Synopsys to assume all obligations of Gambit under all outstanding options under the Plan at the consummation of the Acquisition and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

               WHEREAS, pursuant to the provisions of the Purchase Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Acquisition is
0.03118080 of a share of Synopsys common stock ("Synopsys Stock") for each outstanding share of Gambit common stock ("Gambit Stock").

               WHEREAS, this Agreement is effective as of the consummation of the Acquisition, which occurred on March 23, 1999 (the "Effective Time"), in order to reflect certain adjustments to Optionee's outstanding options under the Plan which have become necessary by reason of the assumption of those options by Synopsys in connection with the Acquisition.

               NOW, THEREFORE, it is hereby agreed as follows:

               1. The number of shares of Gambit Stock subject to the options held by Optionee immediately prior to the Effective Time (the "Gambit Options") and the exercise price payable per share are set forth in one or more Exhibits A hereto. Synopsys hereby assumes, as of the Effective Time, all the duties and obligations of Gambit under each of the Gambit Options. In connection with such assumption, the number of shares of Synopsys Stock purchasable under each Gambit Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Synopsys Stock subject to each Gambit Option hereby assumed shall be as specified for that option in attached Exhibit(s) A, and the adjusted exercise price payable per share of Synopsys Stock under the assumed Gambit Option shall also be as indicated for that option in attached Exhibit(s) A.

               2. The intent of the foregoing adjustments to each assumed Gambit Option is to assure that the spread between the aggregate fair market value of the shares of Synopsys Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Acquisition, be not less than the spread which existed, immediately prior to the Acquisition, between the then aggregate fair market value of the Gambit Stock subject to the Gambit Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Acquisition, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the Gambit Option immediately prior to the Acquisition. Such adjustments are also intended to preserve, to the extent applicable, the Incentive Stock Option status of the assumed Gambit Options.

               3. The following provisions shall govern each Gambit Option hereby assumed by Synopsys:

                    (a) Unless the context otherwise requires, all references in each Option Agreement and in the Plan (as incorporated into such Option Agreement) (i) to the "Company" shall mean Synopsys, (ii) to "Stock" and "Shares" shall mean shares of Synopsys Stock,
               (iii) to the "Board" shall mean the Board of Directors of Synopsys and (iv) to the "Committee" shall mean the Compensation Committee of the Synopsys Board of Directors.

                    (b) The grant date and the expiration date of each assumed
               Gambit Option and all other provisions which govern either the exercise or the termination of the assumed Gambit Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase Synopsys Stock.

                    (c) Each Gambit Option held by Optionee shall be assumed by
               Synopsys as of the Effective Time. The shares subject to each such assumed Gambit Option shall continue to vest in accordance with the same installment vesting schedule in effect under the applicable Option Agreement immediately prior to the Effective Time, with the number of shares of Synopsys Stock subject to each such installment adjusted to reflect the Exchange Ratio. Accordingly, no acceleration of vesting under each Gambit Option held by Optionee shall be



                                       2.

               deemed to occur by reason of the Acquisition, and the vesting dates under each applicable Option Agreement shall remain the same following the Acquisition.

                    (d) For purposes of applying any and all provisions of the
               Option Agreement and the Plan relating to Optionee's status as an employee of Gambit, Optionee shall be deemed to continue in such status as an employee for so long as Optionee renders services as an officer, director or full-time employee, or in the Committee's determination renders substantial services as a part-time employee, consultant or independent contractor, of Synopsys or any Synopsys parent, subsidiary or affiliate controlled by Gambit. Accordingly, the provisions of the Option Agreement governing the termination of the assumed Gambit Options upon Optionee's cessation of employment with Gambit shall hereafter be applied on the basis of Optionee's cessation of services as an officer, director or full-time employee, or the cessation of substantial services as a part-time employee, consultant or independent contractor, of Synopsys or any Synopsys parent, subsidiary or affiliate controlled by Gambit. Each assumed Gambit Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of services as an officer, director or full-time employee, or the cessation of substantial services as a part-time employee, consultant or independent contractor, of Synopsys or any Synopsys parent, subsidiary or affiliate controlled by Gambit.

                    (e) The adjusted exercise price payable for the Synopsys
               Stock subject to each assumed Gambit Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option, provided that any shares of Synopsys Stock delivered in payment of the exercise price must have been held for six (6) months. For purposes of determining the holding period of any shares of Synopsys Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Gambit Stock prior to the Acquisition shall be taken into account.

                    (f) In order to exercise each assumed Gambit Option,
               Optionee must deliver to Synopsys a written notice of exercise in which the number of shares of Synopsys Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Synopsys Stock and should be delivered to Synopsys at the following address:


                    Synopsys, Inc.
                    700 East Middlefield Road
                    Mountain View, California 94043-4033
                    Attention: Option Plan Administrator

               4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately



                                       3.

prior to the Acquisition shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

               IN WITNESS WHEREOF, Synopsys, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 23rd day of March, 1999.


                                         SYNOPSYS, INC.

                                         By:___________________________________

                                         Title:________________________________



                                 ACKNOWLEDGMENT

               The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Gambit Options hereby assumed by Synopsys are as set forth in the Option Agreement, the Plan and such Stock Option Assumption Agreement, and no other agreements exist with respect to his or her Gambit Options. The undersigned also acknowledges that except to the extent specifically modified by this Stock Option Assumption Agreement, all of the terms and conditions of the Option Agreement as in effect immediately prior to the Effective Time shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement. The undersigned further acknowledges that the Gambit Options described in Exhibit(s) A hereto constitute all of the options or other rights to purchase Gambit Stock that he or she owned immediately prior to the Effective Time.


                                            ___________________________________
                                            [[EMPLOYEE]], OPTIONEE

DATED: __________________, 1999






                                       4.

                                    EXHIBIT A

                                  [[EMPLOYEE]]

                Optionee's Outstanding Options to Purchase Shares

                        of Gambit Automated Design, Inc.

                            Common Stock (Pre-Merger)

                                       and

                Optionee's Outstanding Options to Purchase Shares

                                of Synopsys, Inc.

                           Common Stock (Post-Merger)



      PRE-MERGER                 PRE-MERGER                        POST-MERGER               POST-MERGER
  OUTSTANDING OPTIONS          EXERCISE PRICE                  OUTSTANDING OPTIONS          EXERCISE PRICE
  -------------------          --------------                  -------------------          --------------
